Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

The following is the significant subsidiary of Advanced Accelerator Applications S.A.

Name	Jurisdiction of Incorporation
Advanced Accelerator Application (Italy) S.R.L.	Italy